Exhibit 10.40

THIS DEED OF VARIATION is made the 17 day of November 2015
BETWEEN:

(1)	EURO CAR PARTS LIMITED (company registration no. 02680212) whose registered office is at Euro House, Fulton Road, Wembley Industrial Estate, Wembley, Middlesex HA9 OTF (the "Company");

(2)	SUKHPAL SINGH AHLUWALIA of the Garth, London Road, Rickmansworth, Hertfordshire WD3 1JR (the "Executive");

NOW THIS DEED WITNESSES as follows:

1	Definitions
In this deed, unless the context otherwise requires:
1.1     'the Agreement' means the agreement dated 7 November 2014 made between the (1) Company and (2) Executive for the provision of services by the Executive.

2	Variation

2.1	The parties have agreed that clause 7.1 of the Agreement can be varied whereby the salary due under the Agreement is amended to £330,000 per annum effective from 1 December 2015.

2.2	The parties have agreed that the following will be inserted in clause 7.1 of the Agreement :

The Executive will receive remuneration of £20,000 per annum in Rupees equivalent paid by Keystone Automotive Operations (India) Private Limited (“Keystone India”) subject to the deduction of any applicable employment taxes or those deductions required by law by Keystone India to be made, for services provided below by the Executive as Chairman of Keystone Automotive Operations (India) Private Limited effective from 1 December 2015.

The Executive agrees to make frequent and extended visits to India in order to:

a)	Assess the size and nature of opportunities within the Indian automotive parts aftermarket and related market sectors, their geographical distribution and development possibilities,

b)	Recommend how, when and where LKQ Corporation can successfully enter this market, either alone or in partnership with existing operators,

c)	Identify appropriate recruitment candidates who are assessed to have appropriate skills and connections to form part of LKQ Corporation’s management team in India.
The output from these investigations is to be given directly to the Chief Executive Officer of LKQ Corporation.

In addition, the Executive agrees to make sufficient visits to Keystone Automotive Operations (India) Private Limited , Bangalore, in order to:
a) Assess the management team and existing facilities,
b) Assess the opportunities for expansion and diversification, noting any likely limitations especially relating to personnel and real estate,

d)	Recommend the range of business administration activities currently conducted by LKQ companies in the United Kingdom and The Netherlands that might profitably be transferred to LKQ India,

e)	Assist with the initiation, development and execution of a project plan to successfully achieve such transfers.
The output from these activities and investigations is to be given directly to the Chief Executive Officer of LKQ Corporation and shared with the Chief Executive Officer of LKQ Europe Ltd

2.3	The Company has noted that the address of the Executive has changed to : 89 Winnington Road London N2 0TT

3	Agreement to continue otherwise

3.1	The parties expressly agree and declare that except for these present variations the Agreement shall continue in full force and effect in all other respects to the parties.

This document has been executed as a DEED and is delivered and takes effect on the date stated at the beginning of it.

Executed as a Deed by Euro Car Parts Limited acting by Todd Cunningham, a director	/s/ TODD CUNNINGHAM Todd Cunningham
/s/ SAMAR NAEEM SIGNATURE OF WITNESS WITNESS NAME SAMAR NAEEM WITNESS ADDRESS EURO CAR PARTS LTD WEMBLEY HA90TF WITNESS OCCUPATION SOLICITOR - HEAD OF LEGAL
Executed as a Deed by Sukhpal Singh Ahluwalia in the presence of:	/s/ SUKHPAL S. AHLUWALIA Sukhpal Singh Ahluwalia
/s/ A. MANGROLA SIGNATURE OF WITNESS WITNESS NAME ARPANA MANGROLA WITNESS ADDRESS 5TH FLOOR 88 BAKER STREET LONDON WI06TQ WITNESS OCCUPATION DIRECTOR ADMINISTRATION